Exhibit 10.1

PURCHASE AGREEMENT

June 3, 2009

EMC Corporation

Attention: Office of the General Counsel

176 South Street

Hopkinton, Massachusetts 01748

Ladies and Gentlemen:

Quantum Corporation (the “Company”) wishes to confirm its arrangement with EMC Corporation (the “Purchaser” or “you”) to grant you, in connection with the Third Amended and Restated Embedded Software License and Distribution Agreement, dated as of April 1, 2009 (the “OEM Agreement”), the right to earn Warrants to purchase fully paid and non-assessable shares (each a “Share”) of the Company’s Common Stock (the “Common Stock”) in amounts determined as set forth herein, subject to adjustment as set forth in the form of Warrant, attached hereto as Exhibit A, (each a “Warrant” and collectively the “Warrants”).

All capitalized terms not defined herein shall have the meaning ascribed in the form of Warrant.

1. Agreement to Issue. On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue to the Purchaser the Warrants. The closing of the agreement and commitment to issue the Warrants (the “Closing”) shall take place on the date hereof, or such other date agreed by the Purchaser and the Company in writing.

2. Calculation of Warrant Shares. Within thirty (30) days following each of August 31, 2009, August 31, 2010 and August 31, 2011 (each a “Warrant Measure Date”), the Company shall grant to Purchaser a warrant to purchase a number of shares of Common Stock calculated as provided in Section 16 of the OEM Agreement. The number of shares issuable pursuant to each Warrant shall be appropriately adjusted for any stock split, stock dividend, reverse stock split or the like with respect to the Common Stock. The Warrants shall vest and be exercisable immediately prior to a Change of Control pursuant to the terms set forth in the form of Warrant attached hereto as Exhibit A (“Form of Warrant”).

In no event shall any Warrant be granted or exercisable to the extent that issuance or exercise thereof would result in Purchaser holding, or being deemed to hold, more than fifteen percent (15.0%) of the issued and outstanding capital stock of the Company. The Warrants will have a purchase price per share of Common Stock equal to $0.38.

3. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof:

(a) Since January 1, 2008, the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement, the “Disclosure Materials”. As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any subsidiary is a party or to which the property or assets of the Company or any subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(b) Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result a material adverse change in, or a material adverse effect upon, the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Company (a “Material Adverse Effect”), (ii) the Company has not altered its method of accounting or changed its auditors, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option to repurchase such shares upon the termination of employment or services).

(c) The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is as described in the Disclosure Materials as of the dates set forth therein. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons, no person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

(d) Neither the Company nor any of its Subsidiaries (i) is in violation or default under any material contract, agreement or instrument, to which it or any of its subsidiaries is a party or pursuant to which any of their respective properties or assets are bound or subject, (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, or (iii) is a party to any contract, agreement or instrument, the performance of which, in the judgment of the Company’s officers, has had, or would reasonably be expected to have, a Material Adverse Effect. For purposes of this Agreement, “Indebtedness” means, with respect to any person, at any date of determination (without duplication): (A) all obligations and other liabilities (contingent or otherwise) of such person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof), (B) all reimbursement obligations and other liabilities (contingent or otherwise) of such person with respect to letters of credit, bank guarantees or bankers’ acceptances, and (C) all obligations and liabilities (contingent or otherwise) in respect of leases of such person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such person.

(e) The Company is duly incorporated, validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and corporate authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a Material Adverse Effect.

(f) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Warrant and this Agreement (each a “Transaction Document,” and together, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company to authorize the Transaction Documents. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies. The Company is not in violation of any of the provisions of respective Certificate of Incorporation or Bylaws.

(g) The Company has on the date hereof and will, at all times while any Warrants are outstanding, maintain an adequate reserve of duly authorized Common Stock, reserved for issuance to the Purchaser or any permitted subsequent holder of a Warrant, to enable the Company to perform its exercise and other obligations under this Agreement and the Warrants. The shares reserved for issuance upon exercise of the Warrants have been duly authorized and reserved and, when issued upon exercise of the Warrants in accordance with the terms thereof will be validly issued, fully paid and non-assessable, free and clear of all liens or encumberances, and the issuance of the shares will not be subject to any preemptive or similar rights.

(h) The execution, delivery and performance of the Transaction Documents, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby and the issuance and delivery of the Warrants, will not violate or constitute a breach of any of the terms or provisions of, or a default under (or an event which with notice or lapse of time or both would become a default under), (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement filed as an exhibit to the Company’s most recent Form 10-K and Form 10-Q pursuant to Item 601(b)(10) of Regulation S-K to which the Company is a party (each a “Material Agreement”), or (iii) to the Company’s knowledge, violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, or its properties; and, except for (i) the filing by the Company of a Form D with respect to the Securities as required under Regulation D, (ii) the taking of any actions by the Company necessary in order to obtain an exemption for, or to qualify the Warrants (and the Common Stock issuable upon exercise thereof) for, issuance to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States and (iii) the filing by the Company with the SEC of the Shelf Registration Statement, no consent, approval, authorization or order of or filing or registration with, any such court or governmental agency or body or third party is required for the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby.

(i) Except as otherwise set forth in the Disclosure Materials, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective properties are subject.

(j) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown thereon, as due and no tax deficiency has been determined adversely to the Company or any of its subsidiaries.

(k) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commensurate with similarly situated companies engaged in similar businesses as the Company and its subsidiaries. The Company has no reason to believe that it will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue to do business as currently conducted without a significant increase in cost, other than normal increases in the industry.

(l) The offer, sale and issuance of the Warrants (and the Common Stock issuable upon exercise thereof) is exempt from the prospectus and registration requirements of federal and applicable state securities laws.

(m) Neither the Company nor any subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under any Material Agreement, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clause (i), (ii) or (iii) above, except as would not, or would not reasonably be expected to, result in a Material Adverse Effect.

(n) Neither the Company nor any of its subsidiaries has employed any broker or finder, or incurred any liability for any brokerage or finders’ fees or any similar fees or commissions in connection with the transactions contemplated by the Transaction Documents.

(o) No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(p) The Company and its subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours.

(q) The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation or any certificates of designations or the laws of the State of Delaware which is or could become applicable to Purchaser as a result of the transactions contemplated by the Transaction Documents, including, without limitation, the Company’s issuance of the Warrants (and the Common Stock issuable upon exercise thereof) and Purchaser’s ownership of the Warrants (and the Common Stock issuable upon exercise thereof). Except for the Parent’s Shareholders Rights Plan disclosed in the SEC Reports, the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

4. Agreements, Representations and Warranties of Purchaser. You covenant and agree that:

(a) You are an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of your organization with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out your obligations hereunder and thereunder. Your acquisition of the right to earn Warrants hereunder has been duly authorized by all necessary corporate, partnership or other action on your part. You have duly executed and delivered this Agreement. This Agreement constitutes your valid and binding obligation, enforceable against you in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b) You are (i) acquiring the Warrants and (ii) upon exercise of the Warrants will acquire the Common Stock issuable upon exercise thereof, in the ordinary course of business for your own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and you do not have a present arrangement to effect any distribution of the Warrants (or the Common Stock issuable upon exercise thereof) to or through any person; provided, however, that by making the representations herein, you do not agree to hold any of the Warrants (and the Common Stock issuable upon exercise thereof) for any minimum or other specific term and reserve the right to dispose of the Warrants (and the Common Stock issuable upon exercise thereof) at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c) At the time you were offered the Warrants, you were, and at the date hereof you are, either (A) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act or (B) an “accredited investor” as defined in Rule 501(a)(1), (2) or (3) under the Securities Act. At the date hereof, you do not have any investments in the equity securities of the Company. You are not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of The Financial Industry Regulatory Authority or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on or prior to the date of this Agreement, you are not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of The Financial Industry Regulatory Authority or an entity engaged in the business of being a broker dealer.

(d) You, either alone or together with your representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective acquisition of the Warrants (and the Common Stock issuable upon exercise thereof), and have so evaluated the merits and risks of such investment. You understand that you must bear the economic risk of this investment in the Warrants (and the Common Stock issuable upon exercise thereof) indefinitely, and are able to bear such risk and are able to afford a complete loss of such investment.

(e) You acknowledge that you have reviewed the Disclosure Materials and have been afforded: (i) the opportunity to ask such questions as you have deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Warrants (and the Common Stock issuable upon exercise thereof) and the merits and risks of investing in the Warrants (and the Common Stock issuable upon exercise thereof); (ii) access to information (other than material non-public information) about the Company and the subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable you to evaluate your investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on your behalf or your representatives or counsel shall modify, amend or affect your right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. You acknowledge receipt of copies of the SEC Reports.

(f) You understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Warrants (and the Common Stock issuable upon exercise thereof) or the fairness or suitability of the investment in the Warrants (and the Common Stock issuable upon exercise thereof) nor have such authorities passed upon or endorsed the merits of the offering of such securities.

(g) Your execution, delivery and performance of this Agreement and your consummation of the transactions contemplated hereby will not (i) result in a violation of your organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which you are a party, or (iii) result in your violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to you, except in the case of clauses (ii) and (iii) above, for such that do not otherwise affect your ability to consummate the transactions contemplated hereby.

(h) Neither you, directly or indirectly, nor any person acting on your behalf or pursuant to any understanding with you, has engaged in any purchases or sales of any equity securities, including any derivatives, of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) since the time that you were first contacted by the Company or any other person regarding the investment in the Company contemplated hereby.

(i) You understand that the Warrants (and the Common Stock issuable upon exercise thereof) are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(j) It is understood that, except as provided in Section 5.1(b) of this Agreement, certificates evidencing such Warrants (and the Common Stock issuable upon exercise thereof) may bear the legend set forth in Section 5.1(b).

(k) You understand that nothing in this Agreement or any other materials presented by or on behalf of the Company to you in connection with your acquisition of the right to earn the Warrants (and the Common Stock issuable upon exercise thereof) constitutes legal, tax or investment advice. You have consulted such legal, tax and investment advisors as you, in your sole discretion, have deemed necessary or appropriate in connection with your purchase of the Warrants.

(l) You have not engaged any brokers, finders or agents, and neither the Company nor you have, nor will, incur, directly or indirectly, as a result of any action taken by you, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Documents.

5. Other Agreements of the Parties.

(a) You covenant that the Warrants (and the Common Stock issuable upon exercise thereof) will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Securities by you to your affiliate, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such affiliate does not request any removal of any existing legends on any certificate evidencing the Warrants (and the Common Stock issuable upon exercise thereof).

(b) You agree to the imprinting, so long as is required by this Section 5.1(b), of the following legend on any certificate evidencing any of the Securities:

NEITHER THE ISSUANCE NOR THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE

ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Certificates evidencing Warrants (and the Common Stock issuable upon exercise thereof) shall not be required to contain such legend or any other legend (i) following any sale of such securities pursuant to an effective registration statement covering the resale of the securities, (ii) following any sale of such securities pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonable acceptance to the Company to the effect that the securities can be sold under Rule 144, or (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). At any time that a legend is no longer required for any and/or the Common Stock issuable upon exercise thereof, as applicable, the Company will no later than three trading days following the delivery by Purchaser to the Company or the transfer agent of (i) a legended certificate representing such Certificates evidencing Warrants and/or the Common Stock issuable upon exercise thereof, as applicable, and (ii) an opinion of counsel to the extent required by Section 5.1(a), deliver or cause to be delivered to Purchaser a certificate representing such securities that is free from all restrictive and other legends.

(c) Until the date that you may sell all of the Securities under Rule 144 of the Securities Act (or any successor provision), the Company covenants to use its reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will take such further action as any holder of Warrants (and the Common Stock issuable upon exercise thereof) may reasonably request to satisfy the provisions of this Section 5.2.

(d) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such Shares under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such shares under the Transaction Documents (an “Authorized Share Failure”), the Company shall promptly take such actions as may be required to increase the number of authorized shares. Without limiting the generality of the foregoing sentence, as soon as reasonably practicable after the date of the occurrence of an

Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonably best efforts to solicit its shareholders’ approval of such increase in authorized Common Stock and its board of directors shall recommend to the shareholders that they approve such proposal.

(e) The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon your request. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Warrants (and the Common Stock issuable upon exercise thereof) for, sale to you at the Closing and at any such future date on which Warrants are issued under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon your request.

(f) As promptly as practicable after, but no later than 30 days following, the first date that any Warrant becomes exercisable, the Company shall (i) file a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) providing for resales under the Securities Act of the Common Stock issuable upon exercise of any issued Warrant and including a plan of distribution which provides for underwritten offerings and (ii) use its reasonable best efforts to (a) cause such Shelf Registration Statement to be declared effective under the Securities Act (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 12dl-2 promulgated under the Exchange Act) as promptly as practicable, (b) use its reasonable best efforts from time to time to amend the Shelf Registration Statement to provide for resales under the Securities Act of the Common Stock issuable upon the exercise of any Warrants that are issued and become exercisable following the effective date of the Shelf Registration Statement and (c) maintain the effectiveness of the Shelf Registration Statement until the earliest of (i) expiration of all Warrants, (ii) the time the Common Stock issuable upon exercise of all of the Warrants is freely tradeable without restrictions, (iii) all of the shares of Common Stock issuable upon exercise of all of the Warrants have been resold pursuant to the Shelf Registration Statement and (iv) any combination of the foregoing. Notwithstanding the foregoing, the Company shall have the right to suspend the use of such Shelf Registration Statement for up to 30 days in any 90 day period and up to 90 days in any 365 day period in the event of material developments affecting the Company.

6. Miscellaneous.

(a) This Agreement shall be binding upon, and inure solely to the benefit of, you and the Company and the respective executors, administrators, successors and assigns thereof.

(b) Any notice or other communication required or permitted to be given hereunder shall be given in writing by certified mail, facsimile, or overnight courier service addressed as follows (as applicable) and shall be effective upon receipt:

If to the Company, to:

Quantum Corporation

Attention: General Counsel

1650 Technology Drive

Suite 800

San Jose, California 95110

Facsimile Number: (408) 944-4000

With a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

Attention: Steve Bochner

650 Page Mill Road

Palo Alto, California 94304

Facsimile Number: (650) 493-6811

If Purchaser:

EMC Corporation

Attention: Office of the General Counsel

176 South Street

Hopkinton, Massachusetts 01748

Facsimile Transmission Number: (508) 497-6915

or to such other address or number and to the attention of such other person as either party may designate by written notice to the other party. Notice shall be effective upon actual receipt.

(c) This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to any conflict of laws principles.

(d) Time shall be of the essence in the performance of this Agreement.

(e) This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(f) Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation preparation, execution, delivery and performance of this Agreement.

(g) The Transaction Documents, together with the Annexes hereto delivered to Purchaser, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(h) No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(i) The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(j) The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and exercise of the Warrants.

(k) In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(l) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any subsequent holders of the Warrants, and shall inure to the benefit of those persons. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, including by merger or consolidation. Purchaser may assign some or all of its rights and obligations hereunder in compliance with this Agreement without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement.

(Signature page follows)

Very truly yours,

QUANTUM CORPORATION

By:	/s/ Jon W. Gacek
Name:	Jon W. Gacek
Title:	Executive Vice President and Chief Financial Officer

Accepted and agreed as of the date hereof:

EMC CORPORATION

By:	/s/ Paul T. Dacier
Name:	Paul T. Dacier
Title:	Executive Vice President and General Counsel

EXHIBIT A

FORM OF WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

QUANTUM CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance:                         , 20     (“Issuance Date”)

Quantum Corporation, a corporation organized under the laws of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EMC Corporation, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), immediately prior to a Change of Control and thereafter through the Expiration Date,                      (            ) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is issued pursuant to a Purchase Agreement, dated June 3, 2009 (the “Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(e)), this Warrant may be exercised by the Holder immediately prior to a Change of Control occurring prior to or on the Expiration Date, in whole or in part, by (i) delivery of a properly completed and executed written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). At 5:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the second (2nd) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the second (2nd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the Warrant Shares may be issued without any restrictive legends in accordance with the Purchase Agreement, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise, which certificate shall bear any legends required in accordance with Section 5 of the Purchase Agreement. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the aggregate number of Warrant Shares represented by this Warrant at the time this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon such exercise, then the Company shall as soon as practicable, and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is then exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes (other than taxes based upon the income of the Holder) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.38 per Warrant Share, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. In addition to all other remedies available to the Holder, if the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price on the date of exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement covering the Warrant Shares is not available for the resale of such Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)

B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Limitations on Exercises; Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this

Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder’s affiliates, and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would beneficially own in excess of 15.00% of the shares of Common Stock outstanding immediately after giving effect to such exercise (the “Maximum Percentage”). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and Regulation 13D promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(f) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 100% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant to the extent that it is then outstanding, then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant to the extent that it is then outstanding.

(g) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock (which dividend or other distribution has not already been given to the Holders of the Warrants as if they had completely exercised their Warrants immediately prior to such dividend or distribution), by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant and prior to the Expiration Date, then, in each such case:

(a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a).

4. PURCHASE RIGHTS; CHANGE OF CONTROL.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Change of Control. If, at any time while this Warrant is outstanding, there is a Change of Control, then until the Expiration Date the Holder shall have the right to exercise its conversion or purchase right under this Warrant. The Company shall provide Holder with written notice relating to the foregoing Change of Control (together with such reasonable information as Holder may request in connection with such contemplated Change of Control giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Change of Control.

5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

6. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, together with a written assignment of this Warrant duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer, if any, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the balance of the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated in writing by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7. NOTICES. Whenever notice is required or permitted to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6 of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

8. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of Holder.

9. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Massachusetts.

10. SEVERABILITY. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Purchase Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. TRANSFER. Subject to applicable law, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 5 of the Purchase Agreement.

15. NOTICE. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records, with a copy to EMC Corporation, Attention: Office of the General Counsel, 176 South Street, Hopkinton, Massachusetts 01748; or

(b) if to the Company, to the attention of the General Counsel of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Holder, with a copy to Steve Bochner, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered, or (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time,.

(f) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(g) “Dollar”, “US Dollar” and “$” each mean the lawful money of the United States.

(h) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market.

(i) “Expiration Date” means the earlier to occur of (1) the date that is seven years following the Issuance Date and (2) the date that is 36 months following a Change of Control, or, if such Expiration Date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(j) “Change of Control” has the meaning set forth in the Third Amended and Restated Embedded Software License and Distribution Agreement, dated as of April 1, 2009.

(k) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(l) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(m) “Principal Market” means The New York Stock Exchange.

(n) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the

Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

(o) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

QUANTUM CORPORATION

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

QUANTUM CORPORATION

The undersigned holder hereby exercises the right to purchase                          of the shares of Common Stock (“Warrant Shares”) of Quantum Corporation, a corporation organized under the laws of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                         a “Cash Exercise” with respect to                          Warrant Shares; and/or

                         a “Cashless Exercise” with respect to                          Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                          Warrant Shares in accordance with the terms of the Warrant.

Date:                          ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [Transfer Agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated [                        ], 20[    ] from the Company and acknowledged and agreed to by [Transfer Agent].

QUANTUM CORPORATION

By:
Name:
Title: